EXHIBIT 21.1

List of Subsidiaries of TerraForm Global, Inc.

Legal Entity Name	Jurisdiction of Organization
Bahia Eólica Participações Ltda.	Brazil
Centrais Eólicas Alvorada Ltda.	Brazil
Centrais Eólicas Candiba Ltda.	Brazil
Centrais Eólicas Guanambi Ltda.	Brazil
Centrais Eólicas Guirapá Ltda.	Brazil
Centrais Eólicas Igaporã Ltda.	Brazil
Centrais Eólicas Ilhéus Ltda.	Brazil
Centrais Eólicas Licinio de Almeida Ltda.	Brazil
Centrais Eólicas Nossa Senhora da Conceição Ltda.	Brazil
Centrais Eólicas Pajeú do Vento Ltda.	Brazil
Centrais Eólicas Pindaí Ltda.	Brazil
Centrais Eólicas Planaltina Ltda.	Brazil
Centrais Eólicas Porto Seguro Ltda.	Brazil
Centrais Eólicas Rio Verde Ltda.	Brazil
Centrais Eólicas Serra do Salto Ltda.	Brazil
Nova Renova Energia Ltda.	Brazil
Salvador Eólica Participações Ltda.	Brazil
Salvador Holding Ltda.	Brazil
TERP GLBL Brasil I Participações Ltda.	Brazil
Honiton Energy (Baotou) Co. Ltd.	China
Honiton Energy (Xilinguole) Co. Ltd.	China
Disheng (Dunhuang) Solar Energy Co. Ltd.	China
EM Holdings 1, LLC	Delaware
EM Holdings 2, LLC	Delaware
EM Holdings 3, LLC	Delaware
EM Holdings 4, LLC	Delaware
EM Holdings 5, LLC	Delaware
EM Holdings 6, LLC	Delaware
EM Holdings 7, LLC	Delaware
EM Holdings 8, LLC	Delaware
EM Holdings 9, LLC	Delaware
EM Holdings 10, LLC	Delaware
EM Holdings 11, LLC	Delaware
EM Holdings 12, LLC	Delaware
EM Holdings 13, LLC	Delaware
EM Holdings 14, LLC	Delaware
EM Holdings 15, LLC	Delaware
EM Holdings 16, LLC	Delaware

EXHIBIT 21.1

Legal Entity Name	Jurisdiction of Organization
EM Holdings 17, LLC	Delaware
EM Holdings 18, LLC	Delaware
EM Holdings 19, LLC	Delaware
EM Holdings 20, LLC	Delaware
EM Holdings 21, LLC	Delaware
EM Holdings 22, LLC	Delaware
EM Holdings 23, LLC	Delaware
EM Holdings 24, LLC	Delaware
EM Holdings 25, LLC	Delaware
EM Holdings 26, LLC	Delaware
EM Holdings 27, LLC	Delaware
EM Holdings 28, LLC	Delaware
EM Holdings 29, LLC	Delaware
EM Holdings 30, LLC	Delaware
TerraForm Global Operating, LLC	Delaware
TerraForm Global, LLC	Delaware
Honiton Energy BAV Holdings Limited	Hong Kong
Honiton Energy XIL Holdings Limited	Hong Kong
SE CHNS 1 Limited	Hong Kong
SE CHNS 2 Limited	Hong Kong
Azure Power (Gujrat) Private Limited	India
EN Renewable Energy Private Limited	India
EN Wind Power Private Limited	India
ESP Urja Private Limited	India
Fersa India Private Limited	India
Focal Energy Solar Three India Private Limited	India
Focal Renewable Energy Two India Private Limited	India
Focal Photovoltaic India Private Limited	India
Generacion Eolica India Private Limited	India
Millenium Synergy (Gujrat) Private Limited	India
SEI Arjun Power Private Limited	India
SEI L'Volta Private Limited	India
SEI Sitara Private Limited	India
SEI Solar Energy Private Limited	India
SEI Solar Power Gujarat Private Limited(1)	India
SEI Solar Power Private Limited	India
SEI Suryalabh Private Limited	India
TerraForm Global India Private Limited	India
Corporate Season Sdn. Bhd.	Malaysia
Fortune 11 Sdn. Bhd.	Malaysia
Silverstar Pavilion Sdn. Bhd.	Malaysia

EXHIBIT 21.1

Legal Entity Name	Jurisdiction of Organization
TerraForm Global Operating (Malaysia) Sdn. Bhd.	Malaysia
EM Arjun Power Holdings 1 B.V.	Netherlands
EM Arjun Power Holdings 2 B.V.	Netherlands
EM Biotherm Holdings B.V.	Netherlands
EM EOLO Holdings 1 B.V.	Netherlands
EM EOLO Holdings 2 B.V.	Netherlands
EM Firefly Holdings B.V.	Netherlands
EM L'Volta Holdings 1 B.V.	Netherlands
EM L'Volta Holdings 2 B.V.	Netherlands
EM P.P. Solar Holdings B.V.	Netherlands
EM Renewable Energy Holdings B.V.	Netherlands
EM Sitara Holdings 1 B.V.	Netherlands
EM Sitara Holdings 2 B.V.	Netherlands
EM Solar Energy Holdings 1 B.V.	Netherlands
EM Solar Energy Holdings 2 B.V.	Netherlands
EM Solar Power Holdings 1 B.V.	Netherlands
EM Solar Power Holdings 2 B.V.	Netherlands
EM Suryalabh Holdings 1 B.V.	Netherlands
EM Suryalabh Holdings 2 B.V.	Netherlands
SE Emerging Markets Holding B.V.	Netherlands
SunEdison Holdings 14 B.V.	Netherlands
SunEdison Holdings 15 B.V.	Netherlands
SunEdison Holdings 4 B.V.	Netherlands
TerraForm Global Bora Bora 1 B.V.	Netherlands
TerraForm Global Bora Bora 2 B.V.	Netherlands
TerraForm Global Brazil Holding B.V.	Netherlands
TerraForm Global China Holdings B.V.	Netherlands
TerraForm Global Focal 1 B.V.	Netherlands
TerraForm Global Focal 2 B.V.	Netherlands
TerraForm Global India 1 B.V.	Netherlands
TerraForm Global International Holdings B.V.	Netherlands
TerraForm Global Latam Holding B.V.	Netherlands
TerraForm Global Netherlands Operating B.V.	Netherlands
TerraForm Global Palmares Holding B.V.	Netherlands
SE Emerging Markets Solar Holdings Pte. Ltd.	Singapore
SunEdison Solar Holdings 1 Pte. Ltd.	Singapore
SunEdison Solar Holdings 2 Pte. Ltd.	Singapore
SunEdison Solar Holdings 3 Pte. Ltd.	Singapore
SunEdison TK Investment Holdings 2 Pte. Ltd.	Singapore
Core Energy (RF) (Pty) Ltd.	South Africa
Erika Energy (RF) (Pty) Ltd.	South Africa

EXHIBIT 21.1

Legal Entity Name	Jurisdiction of Organization
Firefly Investment 230 (RF) (Pty) Ltd.	South Africa
Firefly Investments 245 (Pty) Ltd.	South Africa
SA Springbok Holdings (Pty) Ltd.	South Africa
SunEdison Firefly Holding (Pty) Ltd.	South Africa
SunEdison Renewable Energy Holding (Pty) Ltd.	South Africa
SunEdison Renewable Energy Southern Africa (Pty) Ltd.	South Africa
TerraForm Global Africa Operating (Pty) Ltd.	South Africa
TerraForm Global Holdings Spain 2, SLU	Spain
N.P.S. Stargroup Co. Ltd.	Thailand
P.P. Solar Co. Ltd.	Thailand
TerraForm Global Operating (Thailand) Co., Ltd.	Thailand
World X Change Asia Co., Ltd.	Thailand
Alto Cielo S.R.L.	Uruguay
(1) TerraForm Global, Inc. currently owns no direct or indirect equity interest in SEI Solar Power Gujarat Private Limited, the project company that owns the SE 25 solar power plant in India. However, TerraForm Global, Inc. receives approximately 100% of the economic value of the SE 25 solar power plant through the payment of interest and principal on bonds issued by the project company to a subsidiary of TerraForm Global, Inc. Through a voting agreement and other arrangements, TerraForm Global, Inc. is deemed to control SEI Solar Power Gujarat Private Limited and, accordingly, its financial results are consolidated in the financial statements of TerraForm Global, Inc.

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